UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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SIERRA RESOURCE GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIERRA RESOURCE GROUP, INC.

9550 S. Eastern Avenue, Suite 253

Las Vegas, Nevada 89123

DEFINITIVE INFORMATION STATEMENT

December 26, 2012

Enclosed please find an Information Statement providing information to you regarding actions taken by our Board of Directors and by stockholders holding more than a majority of our voting power to authorize an amendment to our Articles of Incorporation increasing the shares of authorized common stock, par value $0.001 per share, from 460,000,000 to 990,000,000, consisting of:

a.	970,000,000 shares of Class A common stock

b.	10,000,000 shares of Class B common stock, and

c.	10,000,000 shares of preferred stock.

These actions were approved by our Board of Directors and by approximately 51.60% of the outstanding shares of our Company entitled to vote, constituting the majority voting power necessary to approve these actions on September 7, 2012.

Nevada law and our Bylaws permit holders of a majority of the voting power to take stockholder action by majority written consent in lieu of a meeting of stockholders. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the proposed corporate actions as quickly as possible, we have proceeded with the corporate actions by obtaining a written consent to action from stockholders holding a majority of the voting power of the Company. Accordingly, we will not hold a meeting of our stockholders to consider or vote upon the foregoing actions as described in this Information Statement.

Your vote is not required to approve any of these actions, and the enclosed Information Statement is not a request for your vote or a proxy. We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these corporate actions which are going to be implemented by the Company. The accompanying Information Statement is furnished only to inform stockholders of the actions taken by written consent described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, which actions will be deemed ratified and effective at a date that is at least twenty (20) days after the date this Information Statement has been mailed or furnished to our stockholders.

This Information Statement is first being mailed on or about December 27, 2012 to all stockholders of record as of September 20, 2012 and we anticipate the effective date of the amendment to our Articles of Incorporation to be January 16, 2013, or as soon thereafter as practicable in accordance with applicable law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is for information purposes only, in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended. Please read the accompanying Information Statement carefully.

By Order of the Board of Directors

Very truly yours,

SIERRA RESOURCE GROUP, INC.

By:	/s/ J. ROD MARTIN
Name:	J. Rod Martin
Title:	Chief Executive Officer

SIERRA RESOURCE GROUP, INC.

9550 S. Eastern Avenue, Suite 253

Las Vegas, Nevada 89123

DEFINITIVE INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

Approximate Date of Mailing: December 27, 2012

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission the (“SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”) and of the preferred stock, par value $0.001 per share (the “Preferred Stock”), of Sierra Resource Group, Inc., a Nevada corporation (the “Company”, “we”, “us” or “our”), as of September 20, 2012 (the “Record Date”), to notify the Stockholders of the following:

On September 7, 2012, pursuant to § 78.315 of the Nevada Revised Statutes (the “NRS”) and our Board of Directors unanimously approved and the holders of a majority of the outstanding shares of our Company entitled to vote approved by written consent an amendment to our Articles of Incorporation (the “Articles Amendment”), increasing the shares of our authorized capital stock from 460,000,000, to 990,000,000 of which 970,000,000 shall be designated our Class A Common Stock, par value $0.001, 10,000,000 shall continue to be designated our Class B Common Stock, par value $0.001, and 10,000,000 shall continue to be designated Preferred Stock, par value $0.001 per share of which 1,000,000 shares have been designated and issued as Series A Preferred Stock; a copy of the Certificate of Amendment of Incorporation effecting the Articles Amendment is attached to this Information Statement as Exhibit A.

According to NRS §§ 78.320 and 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to authorize the Articles Amendment.

The Board of Directors of the Company voted unanimously to implement the Articles Amendment in order to comply with a specific requirement in the Secured Convertible Promissory Note made on May 3, 2012, by the Company in favor of Grand View Ventures LLC (“Grand View”), obligating the Company to increase the number of its authorized shares of capital stock to one billion shares. In addition, the Company has a number of other agreements and/or promissory notes that require the Company to maintain a reserve of authorized but unissued shares, most notably a requirement for reserve stock set forth in our loan agreements with Asher Enterprises Inc. (“Asher”) that require maintenance of 5-times the number of reserve shares into which the Asher loans may be converted and warrant agreements with, reserve requirements set forth in the Secured Convertible Promissory Note dated February 16, 2012 due to Grand View, the Convertible Promissory Note dated October 17, 2011 due to Tangiers Investors, LP (“Tangiers”), and warrant agreements made by the Company with Grand View, The Oak Street Trust and Shadow Capital, among others, all as more particularly described in the Company’s Quarterly Report on Form 10-Q filed on August 21, 2012, and as subsequently amended.

A copy of the Certificate of Amendment to the Articles of Incorporation effecting the Articles Amendment, in substantially the form to be filed with the Secretary of State of the State of Nevada, is attached to this Information Statement as Exhibit A. The Certificate of Amendment will be effective when filed with the Nevada Secretary of State, on the earlier of: (i) 21 days from the date that this Information Statement is first mailed to the stockholders or (ii) such later date as approved by our Board of Directors, in its sole discretion.

The Company is not expected to experience a material tax consequence as a result of this action. Increasing the number of authorized shares of the Company’s Common Stock may, however, subject the Company’s existing stockholders to future dilution of their ownership and voting power in the Company, as described more fully below.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

VOTING INFORMATION

As of the Record Date we had authorized 450,000,000 shares of Common Stock (consisting of 440,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock) and 10,000,000 shares of Preferred Stock, of which 347,833,085 shares of Class A Common Stock and 1,000,000 shares of Series A Preferred Stock were issued and outstanding. Each share of Class A Common Stock has one vote and each share of Series A Preferred Stock has 350 votes. Unless otherwise specifically indicated, all references in this Information Statement to “Common Stock” are to the Company’s Class A Common Stock.

As of the Record Date and pursuant to NRS § 78.320, the Company received the written consent in lieu of a meeting of stockholders from the holders of 1,000,000 shares of our Series A Preferred Stock (representing 350,000,000 votes) and 23,163,467 shares of our Class A Common Stock (collectively, the “Majority Stockholders”), which represents approximately 373,163,467 votes or 51.60% of the total votes outstanding, authorizing the Articles Amendment. Accordingly, your vote is not required and is not being solicited in connection with the approval of these actions.

The written consent of the Majority Stockholders satisfies the stockholder approval requirement pursuant to the applicable sections of the NRS and our Company’s Bylaws for the actions described in this Information Statement. Pursuant to Rule 14c-2 under the Exchange Act, the actions will not be effective until a date at least 20 days after the date on which this Information Statement has been mailed to stockholders. We anticipate that these actions will be effected on or about the close of business on January 16, 2013 (the “Effective Date”).

AMENDMENT TO OUR ARTICLES OF INCORPORATION

INCREASING AUTHORIZED COMMON STOCK

Background

We filed an Amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State on January 11, 2012, authorizing an increase in the Company’s capital stock from 460,000,000 to 1,500,000,000 shares (the “Original Amendment”). The Original Amendment had been approved by our Board of Directors on December 28, 2011, for the reasons described in our Definitive Information Statement on SEC Form 14C, filed on February 3, 2012 (the “Information Statement”).

Subsequent to filing the Original Amendment, we determined that the requisite stockholder approval for the Amendment had inadvertently not been obtained in compliance with Nevada law, and the Original Amendment increasing the number of our authorized shares was therefore not effective.

Creation of Series A Preferred Stock

Specifically, on December 28, 2011 our Board of Directors had authorized the designation of our Series A Preferred Stock, consisting of 1,000,000 shares par value $0.001 per share (the “Series A Preferred Stock”), in order to provide compensation to our chairman and chief executive officer for their ongoing services, in lieu of cash compensation required by their employment agreements, effective January 1, 2012. The Series A Preferred Stock bears no dividends, does not convert to any class of common stock, is subject to redemption at $0.10 per share at the company’s election at any time and automatically upon the company obtaining financing of $1 million or more or upon consummation of such other transaction that, in the opinion of the Board, allows for the generation of at least $1 million in revenue. A more detailed description of the terms of the Series A Preferred Stock is provided below under the heading “Capitalization”. The employment agreements are attached as Exhibits 5.02 and 5.03 to our Current Report on SEC Form 8-K filed on February 28, 2012. While the employment agreements only authorize the payment of a bonus in stock options to acquire Class A common shares and do not specifically provide for the issuance of the Series A Preferred Stock, our Board of Directors determined it was in the best interests of the corporation to issue shares of the Series A Preferred Stock to our chairman and our chief executive officer in lieu of the cash compensation required by their employment agreements. Our board took this action in accordance with Article 4(b) of our Articles of Incorporation, then in effect, and NRS §§78.195 and 78.1955. A copy of the Certificate of Designation of Series A Preferred Stock filed with the Nevada Secretary of State is attached to this Information Statement as Exhibit B.

At the meeting of December 28, 2011, all then board members, Timothy Benjamin, Ricardo Cordon, Luis Munoz, and Michel Rowland, were present. The Company’s dire financial situation was discussed. At the time, the Company had negligible cash on hand and many overdue bills, including respecting the mine property that is the Company’s principal asset. Our Board of Directors reviewed the Company’s funding needs, and concluded that continued working capital from Asher was the only alternative. Board members detailed personal efforts each had made to secure short term funding, all unsuccessful to that point. Since all possible options had been explored with no success, our Board members considered how to move the Company forward by increasing the amount of authorized shares of the Company’s Class A Common Stock in order to facilitate further funding from Asher. The increase of the Company’s authorized shares was required both for compliance with the Company’s then current contractual obligations to Asher and for additional short term funding from Asher. The Board members also discussed how to accomplish an increase in the authorized shares, by calling a special shareholders’ meeting and submitting a proposal to a shareholder vote. The Board was advised that it would take approximately 60 days to complete. The board recognized that given the current active funding discussions and pending site visits by engineers preparing the Company’s Mining Plan of Operation and other permitting documentation, the Company did not have the time for a special shareholder meeting and vote. In light of the severe negative consequences to the Company of not complying with the funding requirement of increasing the authorized shares, the Board discussed the option of creating a series of preferred shares which would give a limited number of individuals the voting powers to execute a shareholder written consent in order to execute the needed increase in the amount of authorized Class A common shares, as well as any other decisions requiring shareholder approval necessary to execute both short term financing as well as long term financing that has been approved by the board.

With a vote of a disinterested and independent majority of the Board members who would have no personal interest in or gain from the share issuance, the board determined that Mr. J. Rod Martin, our Chief Executive Officer, and Mr. Timothy Benjamin, our Board chair, were the logical choices to receive the Series A Preferred Stock, as the two primary individual involved in running the day-to-day operations of the Company. The board also discussed how to structure a compensation value to the proposed preferred shares for Mr. Benjamin and Mr. Martin in consideration for the non-payment to them of any compensation since taking over the responsibilities of running the Company after the passing of Company Chief Executive Officer Patrick Champney on August 23, 2011. Each board member stated that he did not see any alternative way to save the Company from imminent financial disaster. Each Board member agreed to continue to explore other funding opportunities that would be utilized if available to prevent further debt conversion financing from Asher. The Board (excluding Mr. Benjamin) then unanimously passed the resolution to create the Series A Preferred Stock with the following particulars:

•	Series A Preferred shall consist of 1,000,000 shares;

•	500,000 shares shall be issued to Timothy Benjamin;

•	500,000 shares shall be issued to J. Rod Martin;

•	Each 1 preferred share would carry 350 votes;

•	The Series A Preferred Stockholders would be entitled to no dividends;

•

The holders of the preferred shares shall only vote on increasing the amount of authorized Class A common stock or any other shareholder decision that is necessary in order to execute a short or long term financing deal that has been approved by the board;

•	There shall be a redemption factor of $0.10 per share triggered by receipt of long term financing in excess of one million dollars or at the discretion of the Company; and

•	The issuance of the preferred stock to Timothy Benjamin and Rod Martin should be a component of their compensation in consideration for their work on behalf of the company.

The Company believes these actions were taken by a fully independent Board because Mr. Cordon, Mr. Munoz, and Mr. Rowland, who provided the Board’s approval of these actions, did not have any relationship with either Mr. Benjamin or Mr. Martin prior to their common service on the Company’s board of directors, and common service on our Board of Directors is the only relationship that they have.

Filing the Original Amendment

With the action of our Board of Directors on December 28, 2011, a limited change of control would have occurred, corresponding to the change in management that had been necessitated by the sudden and unexpected death of Patrick Champney. As described above, such change of control was limited to decisions and corporate actions only to facilitate financing the Company’s operations. However, instead of filing our Certificate of Designation with the Nevada Secretary of State to authorize the Series A Preferred Stock in accordance with N.R.S §78.390, on January 11, 2012, we inadvertently filed the Original Amendment instead. Because the Certificate of Designation was not filed, the voting power of the Series A Preferred Stock should not have been included in the vote count authorizing the Original Amendment. Therefore, the Original Amendment was not effective because (1) the “Majority Stockholders” as defined in the Information Statement, who approved the Original Amendment on December 28, 2011, included the holders of our Series A Preferred Stock which at the time had not been properly authorized pursuant to Nevada law and (2) it had not been filed at least 20 days after the filing and mailing of the Information Statement pursuant to Rule 14c-2(b). Instead, the Certificate of Designation authorizing the Series A Preferred Stock became effective upon filing on February 9, 2012 with the Nevada Secretary of State.

Following the filing of the Certificate of Designation of the Series A Preferred Stock on February 9, 2012, the full Board of Directors held a telephonic meeting on February 20, 2012. The Board reviewed and discussed employment agreements for Mr. Martin, Mr. Travis Snider, the Company’s VP of Operations, and Mr. Rowland, who had agreed to serve as the Company’s VP of Exploration, as well as a consulting agreement for Mr. Benjamin. These agreements were approved and ratified, as disclosed in the Company’s Current Report on Form 8-K filed February 28, 2012, with Mr. Benjamin and Mr. Rowland abstaining from voting on their own agreements.

The Board of Directors (with Mr. Benjamin not voting) again approved the issuance of the Series A Preferred Stock to Mr. Benjamin and Mr. Martin, which had not been validly issued previously due to the inadvertent error previously described with respect to filings with the Nevada Secretary of State. The minutes again reflect the Board’s direction that “[t]he holders of the [preferred] shares shall only vote on increasing the amount of authorized Class A Common Stock or any other shareholder decision that is necessary in order to execute a short or long term financing deal that has been approved by the board.”

Change of Control of the Company

By issuance of the Series A Preferred Stock, as described above, a limited change of control of the Company occurred on February 20, 2012. This change of control corresponded to the change in management that had been necessitated by the sudden and unexpected death of Patrick Champney, which had been disclosed in the Company’s current Report on SEC Form 8-K filed on August 30, 2011. The Company disclosed the authorization and issuance of the Series A Preferred Stock in its Annual Report on SEC Form 10-K, first filed on April 16, 2012, and as subsequently amended. The Company failed to file an Item 5.01 (Change of Control of the Registrant) 8-K at time of actual issuance of the Series A Preferred Stock through inadvertence. As described above, the change of control was limited to decisions and corporate actions to facilitate financing the Company’s operations.

Filing the Certificate of Correction

Upon discovering the errors in filing, the Company had thought to cure them by a shareholder ratification of the actions taken. However, from January 31, 2012 through March 31, 2012 the Company had issued Asher a total of 94,387,340 shares of the Company’s Class A Common stock, as disclosed in the Company’s Annual Report on SEC Form 10-K, first filed on April 16, 2012, and as subsequently amended. The stock was issued to Asher in exchange for the conversion of notes payable totaling $84,119, as reported in the Company’s Quarterly Report on SEC Form 10-Q for the period ending March 31, 2012, filed on May 21, 2012 and as subsequently amended. These issuances had reduced the number of Reserve Shares to within our contractual obligations. Therefore, Therefore, rather than asking our shareholders to ratify the increase our authorized shares, the Board of Directors and management determined it would be in the best interests of the Company and its shareholders simply to submit for filing a Certificate of Correction on April 13, 2012 to the Nevada Secretary of State, pursuant to NRS §78.0295, in order to cancel the Original Amendment, as described in our Annual Report on SEC Form 10-K, filed April 16,

2012. A copy of the Certificate of Correction is attached to this Information Statement as Exhibit C. Due to an internal delay in office of the Nevada Secretary of State, beyond our control, the actual filing date of the Certificate of Correction is recorded as April 24, 2012. Thereafter and until now, the Company has continued to operate with 460,000,000 shares of authorized stock under its Articles of Incorporation, as amended prior to the filing of the Original Amendment, and also under the Certificate of Designation.

The Requirement for the Articles Amendment

On May 3, 2012, the Company entered into a Secured Convertible Promissory Note in favor of Grand View, which specifically obligates the Company to increase the number of its authorized shares of capital stock to one billion shares. The issuance of this Secured Convertible Promissory Note to Grand View was also disclosed in Item 5 (Other Information) of our Quarterly Report on SEC Form 10-Q for the period ending March 31, 2012, filed on May 21, 2012 and as subsequently amended. Our Board of Directors then reconsidered the need for additional authorized shares, again considered alternatives (such as a “reverse split” of the shares of Class A Common Stock), and determined that an increase of only 530,000,000 shares (from 460,000,000 to 990,000,000 shares) would be advisable and would substantially comply with the contractual requirement, instead of the increase of 1,040,000,000 shares contemplated in the Original Amendment.

Therefore, on September 7, 2012, our Board of Directors approved the filing of the Articles Amendment to authorize an increase in our capital stock from 460,000,000 shares to 990,000,000 shares; of which 970,000,000 shares are designated our Class A Common Stock, 10,000,000 shares continue to be designated our Class B Common Stock and 10,000,000 shares continue to be designated our Preferred Stock. According to NRS §§78.320 and 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to authorize the Articles Amendment. The Majority Stockholders, representing a majority of the outstanding shares of voting capital stock entitled to vote on the matter, approved the Articles Amendment by written consent on September 20, 2012, as described above under the heading “Voting Information.”

The Articles Amendment does not change the par value of our Common Stock and or the terms of issuance of our Preferred Stock, which may be continue to be issued from time to time in one or more series by our Board of Directors. Our Board of Directors will continue to be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock.

The form of the Articles Amendment that will be filed with the Secretary of State of Nevada is attached hereto as Exhibit A and is anticipated to be filed on the Effective Date. Our Stockholders are urged to read the Articles Amendment carefully as it is the legal document that governs the amendment to our Articles of Incorporation. The description of the Articles Amendment set forth herein summarizes the principal provisions of the Certificate of Amendment the Company intends to file with the Secretary of State of Nevada but does not purport to be complete; it is qualified in its entirety by reference to the text of the Articles Amendment as set forth in Exhibit A.

Reasons for the Increase in Authorized Common Stock

The Company has entered into loan agreements with Asher, Grand View, and Tangiers, as well as warrant agreements with Grand View, The Oak Street Trust, and Shadow Capital LLC, among others, (collectively, the “Funding Agreements”) to provide working capital for the Company’s operations while the Company raises the greater amount needed to re-open operations at the Chloride Copper Mine. These agreements were previously disclosed in the Company’s filings with the Securities and Exchange Commission on April 15, 2011, August 22, 2011, November 16, 2011, January 9, 2012, April 16, 2012, May 21, 2012, June 19, 2012, and June 20, 2012.

The Secured Convertible Promissory Note made on May 3, 2012, by the Company in favor of Grand View specifically obligates the Company to increase the number of its authorized shares of capital stock to one billion shares. The other Funding Agreements require, among other things, that the Company maintain a reserve of authorized but unissued Class A Common Stock (the “Reserve Shares”), the number of shares of which the outstanding debt of the Company may convert into (the “Conversion Shares”), as well as sufficient Reserve Shares to cover the exercise of warrant and other option agreements.

The current Asher Funding Agreements that have not been converted into shares also require the Company to maintain a reserve of 5-times the Conversion Shares into which Asher could convert the Company’s debt. With the low share prices that the Company’s stock has experienced since first entering into loan agreements with Asher, the number of Conversion Shares have increased and the number of required Reserve Shares increased proportionately.

As a result of these contractual obligations, the number of required Reserve Shares currently exceeds the number of authorized but unissued shares of the Company’s Class A Common Stock, and the Company has become noncompliant with these various contractual requirements.

The increase in the number of authorized but unissued shares of Class A Common Stock will both (i) place the Company back into compliance with the contractual requirements of the Funding Agreements and (ii) enable the Company to borrow further amounts from these and other funding sources for short term working capital to keep the Company operating while efforts continue to raise sufficient funds to re-start mining operations at the Chloride Copper Mine.

Having such additional authorized shares of capital stock available for issuance in the future should give us greater flexibility. The increase in the authorized number of shares of our Common Stock will permit our Board of Directors to issue additional shares of our Common Stock for funding and/or compensation purposes, without further approval of our Stockholders and without the related expense and delay of a special stockholders’ meeting. Our Board of Directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.

For example, on November 17, 2011 our Board of Directors approved the parameters for an incentive stock option plan that is intended to qualify for special tax treatment under §§ 421(a) and 422 of the Internal Revenue Code, as described in the Company’s Quarterly Report on Form 10-Q filed on August 21, 2012, and as subsequently amended. When this stock incentive plan will become effective, upon stockholder approval, the Company may reserve no more than 250,000,000 shares of its Class A Common Stock for issuance pursuant to the terms of the plan, without requiring yet another approval of our stockholders to further increase our authorized shares. Although the Company is not yet required to reserve shares to satisfy the requirements of the plan, our Board of Directors believes such anticipated requirement for reserved shares also makes it prudent to increase our authorized shares of Class A Common Stock at this time, so that an additional amendment to our Articles of Incorporation would not again be required in the near future.

Further, the increase in the number of authorized but unissued shares of Class A Common Stock would enable us, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes. Due to the current state of the U.S. and international capital markets, we anticipate that we may need to issue a significant number of shares of our Class A Common Stock or securities convertible into or exercisable for shares of Common Stock to raise financing to meet our working capital needs. In addition, the authorization of additional shares of Common Stock will provide us with the flexibility from time to time in the future to seek additional capital through equity financings in a competitive environment and to use equity, rather than cash, to complete acquisitions of other businesses or assets.

In addition to financing purposes, while not the purpose of authorizing additional shares at this time, having additional shares authorized and available for issuance would allow us to issue shares of Common Stock that may make it more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of our Board of Directors, this action will be in the best interest of our Stockholders and our Company, such shares could be used to create additional stockholder rights or other impediments or to discourage persons seeking to gain control of our Company. Such shares also could be privately placed with purchasers favorable to our Board of Directors in opposing such action. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our Company, through a selective stockholder rights plan (or similar action), should our Board of Directors consider the action of such entity or person not to be in the best interest of the Stockholders. The issuance of new shares also could be used to entrench current management or deter an attempt to replace our Board of Directors by diluting the number or rights of shares held by individuals seeking to control our Company by obtaining a certain number of seats on our Board of Directors.

Our Board of Directors has no current plans to issue additional shares or additional debt convertible into the newly authorized shares. However, management is now finalizing terms of the extension of the Grand View Notes and anticipates issuing additional warrants to Grand View, which will require additional Reserve Shares. In addition, our Board is currently considering (but has not yet made any decision or entered into any definitive agreement for) additional short term financing, which may constitute debt convertible into the newly authorized shares. Further, our Board anticipates that the Company may eventually issue some of the newly authorized shares pursuant to the incentive stock option plan described above and/or pursuant to current employment and consulting agreements that grant stock options, if such options are exercised. Our Board of Directors and our management do intend that, immediately upon effectiveness of the Articles Amendment, certificates for 21,390,799 shares Class A Common Stock shall be issued to J. Rod Martin (our CEO), Blackpool Partners LLC, Grand View, Shadow Capital LLC, and the Oak Street Trust. In addition, 3,000,000 shares of Class A Common Stock are pending issuance to Tangiers Investors LP in consideration for a debt conversion. These shares are discussed in greater detail in Note 10 (Equity) filed with the Company’s Quarterly Report on SEC Form 10-Q for the period ending September 30, 2012, filed on November 14, 2012, under the sub-section heading “Common Shares Subscribed, Not Issued” and are also detailed in the Capitalization Section, below, under the sub-heading “Common Stock.” We do not anticipate that the issuance of these shares would exceed the Company’s currently authorized shares; the newly authorized shares would cover the Company’s contractual requirement to maintain Reserve Shares. Therefore, we anticipate that some of the newly authorized shares will eventually be issued upon the exercise of currently issued warrants and options, and conversion of current debt, as well as any additional warrants, options and convertible debt that the Company may agree to in the future.

Principal Effects of the Increase in Authorized Common Stock

The Articles Amendment: (i) puts the Company into compliance with contractual requirements to increase the number of its authorized shares to one billion and to maintain a reserve of its authorized but unissued Class A Common Stock pursuant to the Company’s loans and other agreements, (ii) enables the Company to borrow additional funds as needed for short term working capital, (iii) provides the Company the ability to reserve shares as may be required by the planned incentive stock option plan and (iv) will increase the ability of our Board of Directors to issue shares without further action or vote by our Stockholders, including for potential capital-raising purposes and acquisitions of other businesses or assets. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of existing holders of our Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. It may also adversely affect the market price of our Common Stock.

Capitalization

Currently, we have been authorized to issue only up to a total of 440,000,000 shares of Class A Common Stock, which is being increased pursuant to the Articles Amendment. The par value of the Common Stock will remain unchanged at $0.001 per share. Based on the number of issued and outstanding shares of Class A Common Stock as of the Record Date, which is 347,833,085 a total of 43,474,132 shares of Class A Common Stock are authorized but unissued immediately prior to the amendment. Upon effectiveness of the Articles Amendment we will continue to have 347,833,085 shares outstanding but will have 43,474,132 authorized but unissued shares of Class A Common Stock available for future issuance. Our Class A Common Stock will remain quoted on the OTC Bulletin Board after the effectiveness of the actions described herein.

Common Stock

Following the effectiveness of the Articles Amendment, our capitalization will change as follows:

Capitalization Prior to the Articles Amendment:
Class A Common Stock:
Authorized for Issuance:	440,000,000
Outstanding:	347,833,085
Reserved for Issuance:	242,621,530
Authorized and Unreserved for Issuance:	0
Class B Common Stock:
Authorized for Issuance:	10,000,000
Outstanding:	0
Reserved for Issuance:	0
Authorized and Unreserved for Issuance:	10,000,000
Preferred Stock:
Authorized for Issuance:	10,000,000
Outstanding:	1,000,000
Reserved for Issuance:	0
Authorized and Unreserved for Issuance:	9,000,000
Capitalization Immediately Following the Articles Amendment:
Class A Common Stock:
Authorized for Issuance:	970,000,000
Outstanding:	369,223,884
Reserved for Issuance:	221,230,731
Authorized and Unreserved for Issuance:	328,692,783
Class B Common Stock:
Authorized for Issuance:	10,000,000
Outstanding:	0
Reserved for Issuance:	0
Authorized and Unreserved for Issuance:	10,000,000
Preferred Stock:
Authorized for Issuance:	10,000,000
Outstanding:	1,000,000
Reserved for Issuance:	0
Authorized and Unreserved for Issuance:	9,000,000

The Company currently has 43,474,132 shares included in the Class A Common Stock Reserved for Issuance. 21,390,799 shares have been recorded and disclosed in Company public filings, but have not been issued to stockholders. 2,200,000 shares are pending issuance to J. Rod Martin, CEO, in consideration for 2010 consulting agreements. 2,857,467 shares are pending issuance to Blackpool Partners LLC, a company owned by the Company’s CEO and a related party, in consideration for a 2011 debt conversion. 6,666,666, 3,333,333, 3,333,333 shares are pending issuance to Grandview Ventures LLC, Shadow Capital LLC and Oak Street Trust respectively in consideration for May 12, 2012 investments. 3,000,000 shares are pending issuance to Tangiers Investors, LP in consideration for a debt conversion. 22,083,333 shares have been reserved for an outstanding note to Asher Enterprises. This amount reflects the contractual obligation of five times the estimated reserve of shares based on the market price of $0.012 on September 20, 2012, but is subject to increases and decreases in the amount based on the changes in the stock price.

As of the Record Date, we had 347,833,085 shares of Class A Common Stock and no shares of Class B Common Stock outstanding. Of these shares 347,833,085 are freely tradable, except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, are able to be sold only in compliance with the limitations described below.

The remainder of the outstanding shares of our Class A Common Stock as of the Record Date are deemed restricted securities as defined in SEC Rule 144 promulgated under the Securities Act of 1933 (the “Securities Act”). The remaining 10,000,000 shares of our Class B Common Stock are unissued and are also deemed restricted securities as defined in SEC Rule 144 promulgated under the Securities Act. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144.

In brief, Rule 144 allows a person who is an affiliate (including directors, officers and beneficial owners of 10% or more of our outstanding shares) and who has held restricted securities for six months may, under certain conditions, to sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a nonaffiliated stockholder after the owner has held the restricted securities for a period of six months; provided that the company is a current, reporting company under the Exchange Act.

We cannot predict the effect, if any, that market sales of shares of our Class A Common Stock or the availability of additional shares of our Class A Common Stock for sale will have on the market prices of our Class A Common Stock from time to time. Nevertheless, sales of substantial amounts of our Class A Common Stock, including shares which become eligible for resale as a result of Rule 144, of the Securities Act, or the perception that those sales could occur, in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Preferred Stock

As of the Record Date, we had 1,000,000 shares of Series A Preferred Stock issued and outstanding. Of these shares, none are freely tradable or convertible into the Company’s Common Stock. These shares are, however, subject to redemption at the price of $0.10 per share, at the election of the Company at any time and automatically upon the obtaining of financing by the Company in an amount of One Million Dollars ($1,000,000) or greater. The shares may also be redeemed by the Company upon consummation of any other transaction that, in the opinion of the Board of Directors, allows for the generation of a minimum of $1,000,000 in revenue for the Company. Each share of Series A Preferred Stock entitles the holder to 350 votes on all matters submitted to a vote of the stockholders of the Company. Generally, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock vote together as one class on all matters submitted to a stockholder vote. Holders of the Series A Preferred Stock also vote together as a separate class on all matters which impact the rights, value, or ranking of the Common Stock or Preferred Stock.

Our remaining shares of Preferred Stock may be issued from time to time in one or more additional series. Our Board of Directors is expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of our Board of Directors with respect to each series of Preferred Stock includes, but is not limited to, determining the following:

a)	the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

b)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

d)	whether the shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

e)	the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

f)	whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

g)	whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

h)	the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

Anti-Takeover Effects

The Amendment will provide us with additional shares of Class A Common Stock that would permit us to issue additional shares of capital stock, which could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. The increase in the authorized number of shares of our Class A Common Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Company. The purpose of the increase in the number of authorized shares of our Class A Common Stock is to provide us with additional shares of Class A Common Stock to put the Company into compliance with the contractual requirements to increase the number of its authorized shares to one billion and to maintain a reserve of its authorized but unissued Class A Common Stock pursuant to the Company’s loans and other agreements and to enable us to borrow additional funds as needed for short term working capital. The purpose is not to provide any anti-takeover defense or mechanism on behalf of the Company. We presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Class A Common Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the increase in the number of authorized shares of our Class A Common Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company. While it is possible that management could use the additional authorized shares of Class A Common Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the additional unissued authorized shares of our Class A Common Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the increase in authorized shares of our Class A Common Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Effective Date

Pursuant to Rule 14c-2 under the Exchange Act, the Articles Amendment increasing the Authorized Common Stock will not be effective until at least twenty (20) days after the date on which this Information Statement is filed with the Securities and Exchange Commission and a copy hereof has been mailed to the Company’s stockholders as of the Record Date. The Company anticipates that this Information Statement will be mailed to our stockholders as of the Record Date on or about December 27, 2012. Therefore, the Company anticipates that the increase in our Authorized Common Stock will be effective, and the Amended Articles of Incorporation will be filed with the Secretary of State for the State of Nevada, on or about January 16, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date by (i) each person (or group of affiliated persons) who is known by the Company to own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each of the Company’s directors and executive officers, and (iii) all of the Company’s directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or convertible or which become exercisable or convertible within 60 days after the date indicated in the table are deemed beneficially owned by the holders thereof. Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of all Common Stock Outstanding(2)	Voting Common Stock from Preferred Shares Beneficially Owned	Total Percent of all Voting Common Stock
Security Ownership of Management:
J. Rod Martin – CEO and Director	5,530,000	2.9%	175,000,000	25.9%
Barton Budman – CFO and Director	8,000,000	2.2%		1.1%
Timothy Benjamin – Chairman of the Board	4,576,000	1.2%	175,000,000	25.7%
Ricardo Cordón – Director	5,710,000	1.5%		*
Michel Rowland – Director	300,000	*		*
Carlos Cordón – Director	3,500,000	*		*

All Directors and Officers as a Group	27,616,000	7.9%	350,000,000	54.1%

*	Less than 1%
(1)	Unless otherwise noted, the principal address of each of the directors and officers (and each director nominee) listed above is c/o Sierra Resource Group, Inc., 9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123.
(2)	Based on 347,833,085 shares of Class A Common Stock issued and outstanding as of the Record Date, September 20, 2012.

We have stated above, under the heading “Background”, that from January 31, 2012 through March 31, 2012 the Company had issued Asher a total of 94,387,340 shares of the Company’s Class A Common stock, as disclosed in the Company’s Annual Report on SEC Form 10-K, first filed on April 16, 2012, and as subsequently amended. In each instance that the Company has borrowed funds from Asher, the corresponding convertible promissory note has included terms, which the Company believes to be valid and binding agreements, that prohibit Asher from converting any portion of such note upon conversion of which the sum of (i) the number of shares of the Company’s common stock beneficially owned by Asher and its affiliates and (ii) the number of shares of common stock of the Company issuable upon conversion of said portion of such note would result in beneficial ownership by Asher and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. Beneficial ownership is to be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder. Such limitation on conversion may be waived by Asher, but only upon 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date as may be specified in the notice of waiver). We have received no such notice. Such terms are expressly binding not only upon Asher and its affiliates, but also on its successors and assigns. The notes are governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws). In addition, the Company has specifically instructed its transfer agent in writing not to issue shares to Asher unless “the number of shares to be issued are less than 4.99% of the total issued and outstanding common stock of the Company.” Therefore, Asher does not appear in the table above as a person who is known by the Company to own more than five percent (5%) of the outstanding shares of Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten (10%) percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. The Company believes the following forms required to be filed under Section 16 of the Exchange Act have not been filed timely:

•

Timothy Benjamin, Chairman of the Board, has not filed a Form 3. Mr. Benjamin acquired 710,700 shares on August 3, 2011 at $0.0028 per share as an open market transaction which a Form 4 has not been filed.

•

Ricardo Cordón, Director, has not filed a Form 3. Mr. Cordón acquired 3,000,000 shares on December 8, 2011 at $0.0015 per share in a private transaction with an existing stockholder which a Form 4 has not been filed. Mr. Cordón acquired 1,000,000 shares on June 5, 2011 at $0.0075 per share in a private transaction with an existing stockholder which a Form 4 has not been filed.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2011, the commencement of our prior fiscal year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter acted on as described herein (other than elections or appointments to office):

1.	any director or officer of the Company;

2.	any proposed nominee for election as a director of the Company; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed above in the section entitled “Securities Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.” To our knowledge, no Director has advised that he intends to oppose any action described herein.

APPRAISAL AND NOTICE RIGHTS

Under the NRS, our Stockholders are not entitled to dissenters’ rights with respect to the Articles Amendment and the Company will not independently provide the Stockholders with any such rights.

Holders of our common and preferred stock, as of the Record Date, are entitled to notice of the actions taken by consent of the stockholders, which notice is provided by this Information Statement.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Certain stockholders who share an address are being delivered only one copy of this Information Statement unless the Company or one of its mailing agents has received contrary instructions. Upon the written or oral request of a stockholder at a shared address to which a single copy of this Information Statement was delivered, the Company will promptly deliver a separate copy of this Information Statement to such stockholder. Written requests should be made to Sierra Resource Group, Inc., Attention: Investor Relations, 9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123. In addition, if such stockholder wishes to receive separate annual reports, proxy statements or information statements in the future, such stockholder should notify the Company either in writing addressed to the foregoing address. Stockholders sharing an address who are receiving multiple copies of this Information Statement may request delivery of a single annual report, proxy statement or information statement in the future by directing such request in writing to the address above.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

Dated: December 26, 2012

By Order of the Board of Directors

/s/ J. ROD MARTIN
J. Rod Martin
Chief Executive Officer

EXHIBITS TO INFORMATION STATEMENT

Exhibit	Description

A	Certificate of Amendment to the Articles of Incorporation of Sierra Resource Group, Inc.

B	Certificate of Designation of Series A Preferred Stock of Sierra Resource Group, Inc.

C	Certificate of Correction of Sierra Resource Group, Inc.

EXHIBIT A

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: SIERRA RESOURCE GROUP, INC.

2.	The articles have been amended as follows:

Article FOURTH of the Articles of Incorporation shall be amended to read in full as follows:

“FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is Nine Hundred Ninety Million (990,000,000) of which Nine Hundred Eighty Million (980,000,000) shares shall be designated common stock, par value $0.001 per share and Ten Million (10,000,000) shares shall be designated preferred stock, par value $0.001 per share.

(a) Common Stock. The common stock of this Corporation shall be divided into two classes, shares being known as Class A common stock and shares being known as Class B common stock. Of the Nine Hundred Eighty Million (980,000,000) shares of common stock of the Corporation, One Nine Hundred Seventy Million (970,000,000) shares shall be designated Class A common stock and Ten Million (10,000,000) shares shall be designated Class B common stock.

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, except as the right to exercise such vote may be limited by the provisions of this Certificate of Amendment or of any class or series of Preferred Stock established hereunder, the holders of the outstanding shares of the Class A common stock and the holders of any outstanding shares of the Class B common stock shall vote together without regard to class, and every holder of the outstanding shares of the Class A common stock shall be entitled on that matter to cast one (1) vote in person or by proxy for each share of the common stock standing in his or her name, and every holder of any outstanding shares of the Class B common stock shall be entitled on that matter to cast two (2) votes in person or by proxy for each share of the Class B common stock standing in his or her name.

The holders of common stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the common stock according to their respective shares.

(b) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

1. the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

2. whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

3. the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

4. whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

5. the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

6. whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

7. whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

8. the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

9. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

10. any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 373,163,467.

4. Effective date of filing: (optional)

5. Signature: (required)

X
Signature of Officer

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

EXHIBIT B

CERTIFICATE OF DESIGNATION, RIGHTS AND PRIVILEGES

of

SERIES A PREFERRED STOCK

of

SIERRA RESOURCE GROUP INC.

Sierra Resource Group Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies that on January 30, 2012 the following resolutions were duly adopted by the Board of Directors of the Corporation.

RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Corporation’s Articles of Incorporation, as amended, the Board of Directors hereby authorizes a new series of the Corporation’s previously authorized Preferred Stock, $.001 par value per share, the Series A Preferred Stock (the “Preferred Stock”), to be issued pursuant to that certain Employment Agreement with Rod Martin and that certain Consultant Agreement with Timothy Benjamin (the “Agreements”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.	PURPOSE AND INTENT.

The Board of Directors’ principal purpose and intent of this issuance is to address the Corporation’s need to raise short term capital and the inability to do so without the increase in the number of authorized shares, with the time and expense to the Corporation otherwise deemed prohibitive.

2.	DESIGNATION AND AMOUNT.

The designation of this Series, which consists of One Million (1,000,000) shares of Preferred Stock, is the Series A Preferred Stock (the “Preferred Stock”). The individual or entity in whose name a Preferred Share is registered on the books of the Corporation is referred to herein as a “Holder” and together with each other Holder, as the “Holders”.

3.	DIVIDENDS.

The Preferred Stock will bear no dividends.

4.	CONVERSION and REDEMPTION

The Preferred Stock shall not convert and shall be subject to redemption at the price of $0.10 per share, at the election of the Corporation at any time and automatically upon the obtaining of financing by the Corporation in an amount of One Million Dollars ($1,000,000) or greater or upon consummation of such other transaction that, in the opinion of the Board of Directors of the Corporation, allows for the generation of a minimum of $1,000,000 in revenue for the Corporation.

5.	ADJUSTMENTS TO PREFERRED STOCK.

(a) Adjustment to Preferred Stock Due to Stock Split, Stock Dividend, Etc. If (A) the number of outstanding shares of Common Stock is increased by a stock split, a stock dividend on the Common Stock, a reclassification of the Common Stock, or the distribution to holders of Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price thereof (based upon the subscription or exercise price of such rights or warrants at the time of the issuance thereof), the number of Preferred Stock shall be adjusted proportionately so that it will maintain its proportionate voting strength as before such action, or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, the number of shares of Preferred Stock shall be adjusted proportionately so that it will maintain its proportionate voting strength as before such action. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

6.	VOTING RIGHTS.

(a) Each share of Series A Preferred Stock shall entitle the holder to 350 votes on all matters submitted to a vote of the shareholders of the Corporation. Except as otherwise provided here or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(b) Whenever holders of the Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of the Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(c) Holders of the Preferred Stock shall vote together as a separate class on all matters which impact the rights, value, or ranking of the Common Stock or Preferred Stock, as provided herein.

(d) So long as any shares of the Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of a majority of the then outstanding shares of the Preferred Stock, voting as a separate class, by way of example and not limitation:

(i) in any manner authorize, issue or create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges equal or senior to the Preferred Stock;

(ii) adversely alter or change the rights, preferences, designations or privileges of the Preferred Stock; or

(iii) amend the Company’s Articles of Incorporation or By-laws in a manner that adversely affects the rights, preferences, designations or privileges of the holders of the Preferred Stock;

7.	MISCELLANEOUS.

(a) Transfer of Preferred Shares. Except as required by law, Holder may not sell or transfer all or any portion of the Preferred Shares to any person or entity.

(b) No Short Selling. Each Holder of Preferred Stock will not, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Exchange Act), whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Corporation’s Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock or otherwise seek to hedge its position in the Common Stock.

(c) Notices. Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms hereof, the form or delivery of which notice, demand or request is not otherwise specified herein, shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the third Business Day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

If to the Corporation: Board of Directors

9550 S. Eastern Ave., Suite 253

  Las Vegas, NV 89123

If to any Holder, to such address for such Holder as shall be designated by such Holder in writing to the Corporation.

(d) Lost or Stolen Certificate. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of a certificate representing Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of such certificate if mutilated, the Corporation shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

(e) Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief The remedies provided to a Holder in this Certificate of Designation shall be cumulative and in addition to all other remedies available to such Holder under this Certificate of Designation at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation agrees with each Holder that there shall be no characterization concerning this instrument other than as specifically provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation agrees, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

Failure or Delay not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

/s/
BRAD HACKER

EXHIBIT C

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

SIERRA RESOURCE GROUP, INC.

2. Description of the original document for which correction is being made:

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION (Doc. No. 20120021051-24)

3. Filing date of the original document for which correction is being made:	JANUARY 11, 2012

4. Description of the inaccuracy or defect:

THE CERTIFICATE OF AMENDMENT WAS INADVERTENTLY FILED PRIOR TO OBTAINING SHAREHOLDER APPROVAL.

5. Correction of the inaccuracy or defect:

THE AMENDMENT IS CANCELLED IN ITS ENTIRETY, AND THE CORPORATION WILL CONTINUE TO OPERATE UNDER ITS ARTICLES OF INCORPORATION, AS AMENDED THROUGH DECEMBER 20, 2011, AND UNDER THE CERTIFICATE OF DESIGNATION FILED FEBRUARY 9, 2012.

6. Signature:

X /s/ J. ROD MARTIN	Chief Executive Officer	April 12, 2012
Authorized Signature	Title *	Date

*	If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction Revised: 3-26-09